                                                                   EXHIBIT 10.32

                      AMENDED EQUITY CONVERSION AGREEMENT


     This Agreement is made as of July 18, 1994, by and between Boomtown, Inc., a Delaware corporation ("Boomtown"), and Eric F. Skrmetta ("Skrmetta").

                                R E C I T A L S

     A. Pursuant to an Agreement to Lease dated as of April 12, 1993 (the "Agreement to Lease") as amended on September 16, 1993, Boomtown and Raphael Skrmetta entered into an agreement providing for the lease of certain property located in Biloxi, Mississippi pursuant to a lease (the "Lease") in the form attached to the Agreement to Lease as Exhibit II, and the development and operation of gaming facilities on a gaming vessel, dockside or otherwise.

     B. Pursuant to an Agreement of Limited Partnership of Mississippi-I Gaming, L.P., a Mississippi Limited Partnership in the form attached as Exhibit
3.2 to the Agreement to Lease, Boomtown established a partnership (the "Partnership") to develop and operate the gaming facilities referred to above.

     C. Pursuant to a Partnership Admission Agreement dated as of July 18, 1994, Skrmetta is being admitted as a limited partner of the Partnership. Concurrently with the execution and delivery of this Agreement, Boomtown, Skrmetta and Bayview Yacht Club, Inc. are executing and delivering an Amended and Restated Agreement of Limited Partnership regarding the Partnership (as amended, the "Partnership Agreement").

     D. The parties hereto desire pursuant to this Agreement to set forth the terms and conditions pursuant to which the entire interest in the Partnership of Skrmetta shall be sold to Boomtown.


                                   SECTION 1

                          Sale of Partnership Interest
                          ----------------------------

     1.1  Sale.  Subject to the terms and conditions hereof, at the Closing (as
          ----
defined in Section 2.1 hereof), Skrmetta and any of Skrmetta's Authorized Transferees (as defined in Section 6 of the Partnership Agreement) who own an interest in the Partnership (Skrmetta and any Authorized Transferee who owns an interest in the Partnership are collectively referred to herein as the "Skrmetta Parties") shall sell to Boomtown and Boomtown shall purchase from the Skrmetta Parties the entire interest in the Partnership owned by the Skrmetta Parties (such entire interest is hereinafter referred to as the "Partnership Interest"), for the consideration described in Section 2.2 hereof.

                                   SECTION 2

                               Closing; Delivery
                               -----------------

     2.1  Closing. The closing of the purchase and sale of the Partnership
          -------
Interest hereunder (the "Closing") shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, or at such other place as the parties may agree, on a date (the "Closing Date") not later than thirty (30) days following the date of the Valuation Certificate described in Section 7.3(c) hereof and at a time as may be agreed among Boomtown and the Skrmetta Parties.

     2.2  Delivery.  At the Closing, Boomtown shall deliver to the Skrmetta
          --------
Parties (i) stock certificates in the names of the Skrmetta Parties representing shares of Common Stock of Boomtown ("Boomtown Common Stock") having an aggregate value equal to the Aggregate Value of the Partnership Interest (as determined pursuant to Section 7.3 hereof), or (ii) cash in an aggregate amount equal to the Aggregate Value of the Partnership Interest, or (iii) a combination of cash and Boomtown Common Stock having an aggregate value equal to the Aggregate Value of the Partnership Interest, as elected by the Skrmetta Parties pursuant to
Section 7.2 hereof, subject to the provisions of Section 7.7 hereof.

     2.3  Legends on Certificates.  The Skrmetta Parties agree that any stock
          -----------------------
certificates representing shares of Boomtown Common Stock delivered pursuant to
Section 2.2 hereof and any securities delivered in respect of such Boomtown Common Stock upon any stock split, stock dividend, recapitalization or similar event, shall be stamped or imprinted with legends in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING SALE, PLEDGE OR OTHER HYPOTHECATION AND RIGHTS OF FIRST REFUSAL AS SET FORTH IN AN AGREEMENT DATED AS OF JULY 18, 1994. A COPY OF SUCH PROVISIONS ARE AVAILABLE FROM THE SECRETARY OF THE COMPANY AT THE COMPANY'S PRINCIPAL OFFICES.

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                   SECTION 3

                  Representations and Warranties of Boomtown
                  ------------------------------------------

     Boomtown hereby represents and warrants to Skrmetta as follows:

     3.1  Corporate Power.  Boomtown has all requisite corporate power to
          ---------------
execute and deliver this Agreement, to sell and issue the Boomtown Common Stock hereunder and to carry out and perform its obligations under the terms of this Agreement, subject to any required approval of the transactions contemplated hereby by Boomtown's stockholders which, if required, will be obtained prior to the Closing Date.

     3.2  Authorization.  All corporate action on the part of Boomtown and its
          -------------
directors necessary for the authorization, execution, delivery and performance of this Agreement by Boomtown and the performance of Boomtown's obligations hereunder has been taken, provided that the approval of the transactions contemplated hereby by Boomtown's stockholders, if required, will be obtained prior to the Closing Date. This Agreement, when executed and delivered by Boomtown shall constitute a valid and binding obligation of Boomtown, enforceable in accordance with its terms, subject to any required approval of Boomtown's stockholders. The Boomtown Common Stock which may be delivered pursuant to Section 2.2 hereof, when issued in compliance with the provisions of this Agreement at the Closing Date, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances. At the Closing Date the Boomtown Common Stock which may be delivered pursuant to Section 2.2 hereof will not be subject to any preemptive rights or rights of first refusal.

     3.3  No Conflict.  The execution and delivery of this Agreement do not, and
          -----------
the consummation of the transactions contemplated hereby will not, conflict with or violate or result in a default under the provisions of any contract or other agreement to which Boomtown is a party or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Boomtown or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Boomtown.

     3.4  Governmental Consents, Etc.  No consent, approval or authorization of
          ---------------------------
or designation, declaration or filing with any governmental authority on the part of Boomtown is required in connection with the valid execution and delivery of this Agreement by Boomtown or the consummation by Boomtown of the transactions contemplated hereby, other than (i) such licenses and approvals as may be referenced in the Agreement to Lease and the agreements delivered in connection therewith, (ii) in the event Boomtown Common Stock is delivered pursuant to Section 2.2 hereof, any necessary filings and qualifications under applicable state and federal securities laws, and (iii) any licenses, approvals, filings and qualifications required under applicable state gaming laws.


                                   SECTION 4

                   Representations and Warranties of Skrmetta
                   ------------------------------------------

     Skrmetta hereby represents and warrants to Boomtown as follows:

     4.1  Power; Authorization.  Skrmetta has full right, power and authority to
          --------------------
execute and deliver this Agreement and to carry out and perform his obligations under the terms of this Agreement. This Agreement, when executed and delivered by Skrmetta, shall constitute a valid and binding obligation of Skrmetta, enforceable in accordance with its terms.

     4.2  No Conflict.  The execution and delivery of this Agreement do not, and
          -----------
the consummation of the transactions contemplated hereby will not, conflict with or violate or result in a default under the provisions of any contract or other agreement to which Skrmetta is a party or result in any violation of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Skrmetta.

     4.3  Governmental Consent, Etc.  No consent, approval or authorization of
          --------------------------
or designation, declaration or filing with any governmental authority on the part of Skrmetta is required in connection with the valid execution and delivery of this Agreement by Skrmetta or the consummation by Skrmetta of the transactions contemplated hereby, other than (i) such licenses and approvals as may be referenced in the Agreement to Lease and the agreements delivered in connection therewith and (ii) any licenses, approvals, filings and qualifications required under applicable state gaming laws.


                                   SECTION 5

                 Conditions to Closing of the Skrmetta Parties
                 ---------------------------------------------

     The Skrmetta Parties' obligation to sell the Partnership Interest at the Closing is subject to the fulfillment (or waiver by Skrmetta Parties holding a majority in interest of the Partnership Interest) on or prior to the Closing Date of the following conditions:

     5.1  Representations and Warranties Correct.  The representations and
          --------------------------------------
warranties made by Boomtown in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of that date.

     5.2  Covenants.  All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed by Boomtown on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3  Securities Law Compliance.  In the event the Skrmetta Parties have
          -------------------------
elected to receive Boomtown Common Stock as all or part of the consideration to be delivered in exchange for the Partnership Interest, Boomtown shall have obtained all necessary permits and qualifications, or secured an exemption therefrom, required by applicable state and federal securities laws for the offer and sale of the Boomtown Common Stock hereunder.

     5.4  Stockholder Consent.  This Agreement and the transactions contemplated
          -------------------
hereby shall have been approved by the stockholders of Boomtown, or the Chief Executive Officer of Boomtown shall have delivered a letter to Skrmetta certifying that such approval is not required.

     5.5  Compliance with Applicable Gaming Laws.  Each of Boomtown and the
          --------------------------------------
Skrmetta Parties shall have obtained all licenses, approvals, permits and qualifications, or secured an exemption therefrom, required under applicable state gaming laws in connection with the purchase and sale of the Partnership Interest hereunder.


                                   SECTION 6

                       Conditions to Closing of Boomtown
                       ---------------------------------

     Boomtown's obligation to purchase the Partnership Interest at the Closing is subject to the fulfillment (or waiver by Boomtown) on or prior to the Closing Date of the following conditions:

     6.1  Representations and Warranties Correct.  The representations and
          --------------------------------------
warranties made by Skrmetta (and any other Skrmetta Parties) in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

     6.2  Covenants.  All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed by Skrmetta Parties on or prior to the Closing Date shall have been performed or complied with in all material respects.

     6.3  Securities Law Compliance.  In the event the Skrmetta Parties have
          -------------------------
elected to receive Boomtown Common Stock as all or part of the consideration to be delivered in exchange for the Partnership Interest, Boomtown shall have obtained all necessary permits and qualifications, or secured an exemption therefrom, required by applicable state and federal securities laws for the offer and sale of the Boomtown Common Stock hereunder.

     6.4  Investment Representation Letter.  In the event the Skrmetta Parties
          --------------------------------
have elected to receive Boomtown Common Stock as all or part of the consideration to be delivered in exchange for the Partnership Interest, each Skrmetta Party shall have delivered to Boomtown an investment representation letter in form and substance satisfactory to Boomtown stating, among other things, (i) that such Skrmetta Party is purchasing the Boomtown Common Stock for investment purposes for its own account and not with a view to distributing the Boomtown Common Stock; (ii) such Skrmetta Party's understanding that the Boomtown Common Stock constitutes "restricted securities" under federal securities laws and can only be resold under limited circumstances without registration under the Securities Act of 1933, and (iii) that such Skrmetta Party agrees that if it should later desire to transfer any shares of Boomtown Common Stock, it shall not do so without first obtaining an opinion of counsel satisfactory to Boomtown that such proposed disposition or transfer may lawfully be made.

     6.5  Stockholder Consent.  This Agreement and the transactions contemplated
          -------------------
hereby shall have been approved by the stockholders of Boomtown, if required.

     6.6  Compliance with Applicable Gaming Laws.  Each of Boomtown and the
          --------------------------------------
Skrmetta Parties shall have obtained all licenses, approvals, permits and qualifications, or secured an exemption therefrom, required under applicable state gaming laws in connection with the purchase and sale of the Partnership Interest hereunder.


                                   SECTION 7

                                Exchange Option
                                ---------------

     7.1  Exchange Option.  At any time at least three (3) years after the
          ---------------
Commencement Date (as defined in the Lease) and prior to the Exchange Termination Date (as defined in Section 7.8 hereof), Boomtown may elect to require the Skrmetta Parties to sell to Boomtown, or Skrmetta Parties holding at least a majority in interest of the Partnership Interest may elect to require Boomtown to purchase from all Skrmetta Parties, the Partnership Interest on the terms and conditions set forth herein (the "Exchange Option").

     7.2  Exchange Consideration.  The consideration to be delivered by Boomtown
          ----------------------
in exchange for the Partnership Interest shall be either (i) cash having a value equal to the Aggregate Value of the Partnership Interest (as determined pursuant to Section 7.3 hereof), (ii) that number of shares of Boomtown Common Stock equal to the Aggregate Value of the Partnership Interest divided by the value of a share of Boomtown Common Stock as determined pursuant to Section 7.3(b), or
(iii) a combination of cash and Boomtown Common Stock which have an aggregate value equal to the Aggregate Value of the Partnership Interest, as elected by Skrmetta Parties holding at least a majority in interest of the Partnership Interest.

     7.3  Valuation.
          ---------

          (a) Partnership. The Aggregate Value of the Partnership shall equal
              -----------
the following:

              (i) That amount equal to the difference between (A) six (6) times the sum of the Partnership's (w) consolidated net income for the last completed fiscal year immediately preceding the date of the Exchange Notice (as defined in Section 7.4 hereof), plus (x) depreciation and amortization charges for such fiscal year, plus (y) the provision for any income taxes for accounting purposes for such fiscal year, and plus (z) interest expense on long-term debt for such fiscal year, less (B) the sum of all the Partnership's Indebtedness, all as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied. As used in this Section 7.3, Indebtedness means long-term debt of the Partnership which was incurred directly for the benefit of the business operated by the Partnership (and which business is within the purpose and scope of the Partnership as set forth in Section 2.3 of the Partnership Agreement), provided that debt in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) which is incurred in connection with the construction or acquisition of property, plant or equipment shall not be included until one (1) year after the in-service date for the asset with which the debt is associated.

The Aggregate Value of the Partnership Interest shall be determined by multiplying the fraction of the Partnership represented by the Partnership Interest by the Aggregate Value of the Partnership.

          (b) Boomtown Common Stock.  The value of Boomtown Common Stock for
              ---------------------
purposes of the Exchange Option shall be the average closing price thereof as reported on the National Association of Securities Dealers, Inc. National Market System (or, if at the time of delivery of the Exchange Notice the Boomtown Common Stock is traded on an exchange, as reported on such exchange), for the thirty (30) trading days immediately preceding the date of the Exchange Notice.

          (c) Valuation Certificate.  The Aggregate Value of the Partnership
              ---------------------
shall be calculated by the principal financial officer of the Partnership, and shall be concurred in by the independent public accounting firm employed by the Partnership. Within thirty (30) days after the date of the Exchange Notice, the principal financial officer of the Partnership shall deliver to each of Boomtown and the Skrmetta Parties a certificate (the "Valuation Certificate"), signed by such officer and an officer of the Partnership's independent public accounting firm. The Aggregate Value of the Partnership set forth in the Valuation Certificate shall represent the final determination of the Aggregate Value of the Partnership for purposes of this Agreement.

     7.4  Notice of Election to Exchange.  The Exchange Option shall be
          ------------------------------
exercisable at any time on or after the date which is three (3) years after the Commencement Date and prior to the Exchange Termination Date, by delivery of a notice of election to exchange (the "Exchange Notice") (i) by Boomtown to each of the Skrmetta Parties, with a copy to the principal financial officer of the Partnership, or (ii) by Skrmetta Parties holding at least a majority in interest of the Partnership Interest to Boomtown and to all other Skrmetta Parties, with a copy to the principal financial officer of the Partnership, stating that the party or parties delivering the Exchange Notice have elected to implement the Exchange Option and, in the case of an Exchange Notice sent by the Skrmetta Parties, stating the form of consideration the Skrmetta Parties have elected to receive.

     7.5  Consideration.  In the event Boomtown has delivered the Exchange
          -------------
Notice, within fifteen (15) days after the date of the Exchange Notice, Skrmetta Parties holding at least a majority in interest of the Partnership Interest shall deliver to Boomtown a Notice of Election of Consideration, which shall specify the form of consideration the Skrmetta Parties have elected to receive in exchange for the Partnership Interest, as determined in accordance with the provisions of Section 7.2 hereof. In the event the Skrmetta Parties fail to deliver to Boomtown a Notice of Election of Consideration within such fifteen
(15) day period, Boomtown shall have the right to determine, in accordance with the provisions of Section 7.2 hereof, the form of consideration to be given to the Skrmetta Parties.

     7.6  Closing.  The closing of the purchase and sale of the Partnership
          -------
Interest to Boomtown shall be held as specified in Section 2.1 hereof, on a date not later than thirty (30) days following the date of the Valuation Certificate.

     7.7  Acquisition of Boomtown.
          -----------------------

          (a) Consideration.  In the event of a merger or consolidation of
              -------------
Boomtown with or into any other entity, following which (i) an entity other than Boomtown is the surviving corporation or (ii) such other entity becomes the parent corporation of Boomtown, or a sale of all or substantially all of Boomtown's assets, which event occurs prior to (A) the Closing of the purchase and sale of the Partnership Interest hereunder and (B) the Exchange Termination Date, then if the consideration delivered to the stockholders of Boomtown in such transaction is securities of the acquiring entity, thereafter upon exercise of the Exchange Option the Skrmetta Parties shall have the right to receive securities of the acquiring entity; provided that (i) if in the reasonable opinion of Boomtown the foregoing provisions of this Section 7.7 would impair Boomtown's ability to consummate such transaction on terms which are in the best interests of Boomtown and its stockholders, or (ii) if the consideration delivered to the stockholders of Boomtown in such transaction is cash and/or property other than securities, then the Skrmetta Parties shall be required to elect cash in exchange for the Partnership Interest, and the provisions of this Agreement providing for the transfer of shares of Boomtown Common Stock shall have no further force or effect.

          (b) Valuation of Acquiror Securities.  For purposes of Section 7.7(a)
              --------------------------------
hereof, the securities of the acquiring corporation shall be valued in accordance with the formula set forth with respect to Boomtown Common Stock in
Section 7.3(b) hereof; provided that if such securities are not publicly traded, then the value of the securities shall be determined by an independent appraiser mutually selected by Boomtown and Skrmetta Parties representing a majority in interest of the Partnership Interest, and the costs and expenses of such appraiser shall be shared equally by Boomtown and the Skrmetta Parties. In the event Boomtown and the Skrmetta Parties are unable to agree on the selection of an independent appraiser, each shall select an appraiser and the two selected appraisers shall select a third, whose determination as to the value of the securities shall be final. The costs and expenses of such latter appraiser shall be shared equally by Boomtown and the Skrmetta Parties. In the event an independent appraisal of the securities is required, notwithstanding anything to the contrary contained in Sections 2.1 and 7.6 hereof, the closing of the purchase and sale of the Partnership Interest shall occur on a date not later than sixty (60) days following the date of the Valuation Certificate.

     7.8  Exchange Termination Date.  The Exchange Option shall terminate and
          -------------------------
have no further force or effect on the date which is seven (7) years from the date of this Agreement (the "Exchange Termination Date"), provided that the obligations of Boomtown and the Skrmetta Parties under the

Exchange Option shall apply to any Exchange Notice delivered prior to the Exchange Termination Date.


                                   SECTION 8

                  Boomtown Right of First Refusal on Transfer
                  -------------------------------------------

     8.1  Right of First Refusal.  In the event that the Skrmetta Parties elect
          ----------------------
to receive Boomtown Common Stock as all or a portion of the consideration to be delivered in exchange for the Partnership Interest, then Boomtown shall have the right of first refusal (the "First Refusal Right") described in this Section 8.

     8.2  Election to Transfer.  Prior to making any sale or transfer of
          --------------------
Boomtown Common Stock, any Skrmetta Party electing to transfer Boomtown Common Stock (the "Transferor") shall give Boomtown the opportunity to purchase the Boomtown Common Stock it has elected to transfer in the following manner:

          (a) Transfer Notice.  The Transferor shall deliver a notice (the
              ---------------
"Transfer Notice") to Boomtown in writing stating its intention to transfer Boomtown Stock, and specifying the name of the proposed purchaser or transferee, the amount of Boomtown Common Stock proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price"), the proposed form of consideration therefor, and any other material terms upon which such disposition is proposed to be made.

          (b) Exercise Notice.  Boomtown shall have the right, exercisable by
              ---------------
written notice given by Boomtown to the Transferor within thirty (30) days after receipt of such Transfer Notice, to purchase all of the Boomtown Common Stock specified in such Transfer Notice at the Transfer Price by payment of the consideration described in the Transfer Notice; provided that if the consideration to be delivered is property other than cash, then Boomtown shall pay the fair market value of such shares, as determined in accordance with the formula set forth in Section 7.3(b) hereof.

          (c) Closing.  If Boomtown exercises its First Refusal Right hereunder,
              -------
the closing of the purchase of the Boomtown Common Stock with respect to which such right has been exercised shall take place within ninety (90) calendar days after the date on which Boomtown has given notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon the exercise by Boomtown of its First Refusal Right, Boomtown and the Transferor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

          (d) Transfer to Third Party.  If Boomtown does not exercise its First
              -----------------------
Refusal Right with respect to a Transfer Notice within the time specified for such exercise, the Transferor shall have the right, during the period of sixty
(60) calendar days following the expiration of such time for exercise, to sell the Boomtown Common Stock specified in such Transfer Notice at the Transfer Price and on other terms substantially similar to the terms specified in the Transfer Notice.

     8.3  Assignment of Rights.  In the event that Boomtown elects to exercise
          --------------------
the First Refusal Right, Boomtown may specify in its notice of intention to exercise such right a person as its designee to purchase the Boomtown Common Stock to which the Transfer Notice relates.

     8.4  Exclusion.  The First Refusal Right shall not apply to (i) any sale or
          ---------
transfer to a partner, stockholder, ancestor, descendant, sibling or spouse of a Skrmetta Party, or to a custodian, trustee, executor or other fiduciary for the account of a Skrmetta Party or any ancestor, descendant, sibling or spouse of a Skrmetta Party, provided that the transferee executes a writing reasonably satisfactory to Boomtown agreeing to be bound by the provisions of this Section 8, or (ii) open market transfers pursuant to Rule 144 under the Securities Act of 1933, provided that the Transferor has no reason to believe that the purchaser of such stock will own following such sale or series of sales Boomtown Common Stock aggregating five percent (5%) or more of the outstanding Boomtown Common Stock.


                                   SECTION 9

                                 Miscellaneous
                                 -------------

     9.1  Assumption.  In the event that Skrmetta elects to designate any
          ----------
Authorized Transferee to acquire an interest in the Partnership, in accordance with the terms of the Partnership Agreement, then as a condition precedent to such acquisition, each such Authorized Transferee shall execute and deliver to Boomtown a writing reasonably acceptable to Boomtown pursuant to which such Authorized Transferee (i) agrees to be bound by all the terms and conditions of this Agreement and (ii) makes the representations and warranties set forth in
Section 4 hereof, with such changes to the form of such representations and warranties as may be necessary in the case of Authorized Transferees who are partnerships or corporate entities rather than individuals.

     9.2  Further Assurances.  Each of Boomtown and the Skrmetta Parties shall
          ------------------
take all such actions, and shall execute and deliver all such documents and instruments, as may be reasonably requested by the other to carry out the purposes and intent of the provisions of this Agreement and to fulfill the Conditions to Closing of such party as set forth herein.

     9.3  Governing Law; Arbitration.  This Agreement shall be governed in all
          --------------------------
respects by the laws of the State of Delaware. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in the State of Nevada. Such arbitration shall be in accordance with the rules of the American Arbitration Association, and judgment upon the award may be entered in any court of competent jurisdiction. The prevailing party or parties in such arbitration and any ensuing legal action shall be reimbursed by the party or parties who do not prevail for their reasonable attorneys', accountants' and experts' fees and the costs of such actions.

     9.4  Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     9.5  Entire Agreement; Amendment.  This Agreement constitutes the full and
          ---------------------------
entire understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by (i) Boomtown and (ii) Skrmetta Parties holding a majority in interest of the Partnership Interest.

     9.6  Notices, etc.  All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Boomtown, to Interstate 80/Garson Road, Verdi, Nevada 89439,
Attention: Chief Financial Officer; or at such other address as Boomtown shall have furnished to the Skrmetta Parties in writing, or (b) if to any Skrmetta Party to 3536 Lowerline Street, New Orleans, Louisiana 70125; or at such other address as a Skrmetta Party shall have furnished to Boomtown in writing.

     9.7  Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any party upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party or any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.8  Counterparts.  This Agreement may be executed in two counterparts,
          ------------
each of which shall be enforceable against the party actually executing such counterparts, and both of which together shall constitute one instrument.

     9.9  Severability.  In the event that any provision of this Agreement
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becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     9.10 Termination.  In the event that within two (2) years after the
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Commencement Date the Skrmetta Parties have not received the licenses required by Section 3.10 of the Lease, this Agreement shall be null and void and shall have no further force or effect.

     IN WITNESS WHEREOF, the parties hereto have set their names as of the date first above written.


                                       BOOMTOWN, INC.



                                       By:____________________________

                                       Title:_________________________


                                       ERIC F. SKRMETTA


                                       _______________________________


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